                                                                    EXHIBIT 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On August 11, 2005, Emtec, Inc. ("Emtec") filed a Form 8-K to report the August 5, 2005 closing of a reverse merger transaction with Darr Westwood Technology Corporation, a Delaware corporation ("Darr Westwood"). Pursuant to the terms of the merger agreement, all of the shares of Darr Westwood common stock issued and outstanding immediately prior to the merger were exchanged for 9,528,110 shares of Emtec common stock and warrants to purchase an additional 10% of Emtec's common stock, measured on a post exercise basis. The new issuance of common stock represented approximately 55% of the issuer's total outstanding common stock post-merger and resulted in a change of control of the registrant. Further, as a condition of the transaction, Emtec was to commence, within 30 days of the close of the merger transaction, a self tender offer to repurchase its issued and outstanding common stock having an aggregate purchase price of up to $5.5 million at $1.92 per share.

Darr Westwood is deemed to be the acquiring company for financial reporting purposes. Accordingly, the reverse merger was treated as an acquisition of Emtec by Darr Westwood and a recapitalization of Darr Westwood. The registrant's historical financial statements for periods prior to the merger become those of Darr Westwood. The aforementioned Form 8-K also reported the change in the fiscal year of the registrant to the August 31 fiscal year of Darr Westwood.

The following unaudited pro forma condensed combined consolidated balance sheet as of May 31, 2005 and the unaudited pro forma condensed combined consolidated statements of operations for the nine months ended May 31, 2005 and for the year ended August 31, 2004 are based on the historical financial statements of Darr Westwood and Emtec after giving effect to the merger as a purchase of Emtec by Darr Westwood using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet as of May 31, 2005 is presented to give effect to the reverse merger as if it occurred on May 31, 2005 and, due to different fiscal period ends, combines the historical balance sheet of Darr Westwood at May 31, 2005 and the historical balance sheet of Emtec at June 30, 2005.

The unaudited pro forma condensed combined consolidated statement of operations of Darr Westwood and Emtec for the nine months ended May 31, 2005 is presented as if the combination had taken place on September 1, 2004 and, due to different fiscal period ends, combines the historical results of Darr Westwood for the nine months ended May 31, 2005 and the historical results of Emtec for the nine months ended June 30, 2005. The unaudited pro forma condensed combined consolidated statement of operations of Darr Westwood and Emtec for the year ended August 31, 2004 is presented as if the combination had taken place on September 1, 2003 and, due to different fiscal period ends, combines the historical results of Darr Westwood for the year ended August 31, 2004 and the historical results of Emtec for the twelve months ended September 30, 2004. The fiscal period ends of Emtec have been adjusted to conform within 93 days of the August 31, 2004 fiscal year and May 31, 2005 nine month period of Darr Westwood.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and intangible assets of Emtec acquired in connection with the merger, based on their fair values as of the date of the merger.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Darr Westwood for the fiscal year ended August 31, 2004 and nine months ended May 31, 2005, included in this Form 8-K/A, and with Emtec's historical financial statements included in Emtec's annual reports and quarterly reports on Forms 10-K and Forms 10-Q.

for its fiscal years ended March 31, 2005 and 2004 and Emtec's Quarterly Reports on Form 10-Q for the periods ended June 30, 2005, December 31, 2004, September 30, 2004, and December 31, 2003. The unaudited pro forma condensed combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the registrant that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition.

DARR WESTWOOD and EMTEC, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET (UNAUDITED)
MAY 31, 2005

                                                     HISTORICAL
                                             -------------------------
                                                                           Pro Forma          Pro Forma
                                             DARR  WESTWOOD   EMTEC      Adjustments(2)        Combined
--------------------------------------------------------------------------------------------------------
Assets
   Current Assets

      Cash & cash equivalents                $ 4,270,507   $   916,563            --         $ 5,187,070
      Receivables:
         Trade, less allowance
            for doubtful accounts             15,741,341    15,846,909     $ 216,922 (a)      31,805,172
         Others                                  997,712     1,225,909            --           2,223,621
      Inventories, net                         2,697,300     2,587,738            --           5,285,038
      Prepaid expenses                            83,192       441,126       (50,045)(a)         474,273
      Deferred tax asset - current               174,076       437,923      (155,806)(h)         456,193
                                             -----------   -----------   -----------         -----------

   Total Current Assets                       23,964,128    21,456,168        11,071          45,431,367
                                             -----------   -----------   -----------         -----------

   Net property and equipment                    504,388       315,046       (73,400)(b)         746,034
   Deferred tax asset - long term                226,279       359,907         3,453 (h)         589,639
   Intangible assets                             417,656       105,219     8,272,947 (c)      15,264,262
                                                                           6,468,440 (d)
   Restricted cash                                    --       150,825            --             150,825
   Other assets                                  150,336        55,677            --             206,013
                                             -----------   -----------   -----------         -----------

Total Assets                                 $25,262,787   $22,442,842   $14,682,511         $62,388,140
                                             ===========   ===========   ===========         ===========

Liabilities and Shareholders' Equity
   Current Liabilities
      Line of credit                         $        --   $ 3,052,202   $ 5,500,000    (4)  $ 8,552,202
      Accounts payable                        16,124,215     9,084,385       760,866 (j)      26,721,300
                                                                             751,834 (e)
      Current portion of long term debt          515,803            --                           515,803
      Customer deposits                               --       944,352            --             944,352
      Income taxes payable                       577,809       413,114        67,474 (h)       1,058,397
      Accrued liabilities                      2,163,267     1,787,256      (450,840)(f)       3,499,683
      Due to former stockholders                 664,567            --                           664,567
      Deferred revenue                           378,997       918,032      (272,962)(g)       1,024,067
      Tender offer obligation                         --            --       315,104    (4)      315,104

   Total Current Liabilities                  20,424,658    16,199,341     6,671,476          43,295,475

   Accrued severance                             413,906                                         413,906
   Long-term debt                              1,916,281                   1,080,000    (3)    2,996,281
   Dividend payable                               80,000                     (80,000)   (3)           --
                                             -----------   -----------   -----------         -----------

Total Liabilities                             22,834,845    16,199,341     7,671,476          46,705,662
                                             -----------   -----------   -----------         -----------

Total Shareholders' Equity                     2,427,942     6,243,501    (6,243,501)(i)      15,682,478
                                             -----------   -----------                       -----------
                                                                          20,506,370    (1)
                                                                          (1,000,000)   (3)
                                                                            (751,834)(e)
                                                                          (5,500,000)(4)
Total Liabilities and Shareholders' Equity   $25,262,787   $22,442,842   $14,682,511         $62,388,140
                                             -----------   -----------   -----------         -----------

DARR WESTWOOD and EMTEC, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE NINE MONTHS ENDED MAY 31, 2005

                                                        HISTORICAL
                                               ---------------------------      Pro Forma           Pro Forma
                                               DARR WESTWOOD      EMTEC      Adjustments(2)         Combined
-------------------------------------------------------------------------------------------------------------
Net revenues                                    $119,856,660   $81,803,976                        $201,660,636

Cost of revenues
                                                 109,657,220    69,334,132                         178,991,352
                                                ------------   -----------                        ------------

Gross profit                                      10,199,440    12,469,844                          22,669,284
                                                ------------   -----------                        ------------

Operating Expenses:

   Selling, general and administrative
                                                   8,424,175     9,395,253       607,500 (k)        19,050,868
                                                                                 236,250 (l)
                                                                                 (31,218)(b)
                                                                                 418,908 (c)

   Interest expense                                  469,340       180,105        60,000    (3)        922,570
                                                                                 213,125    (4)
                                                ------------   -----------   -----------          ------------

Total operating expenses                           8,893,515     9,575,358     1,504,565            19,973,438
                                                ------------   -----------   -----------          ------------

Other income                                          71,088                                            71,088
                                                ------------                                      ------------

Income from continuing operations
   before income taxes                             1,377,013     2,894,486    (1,504,565)            2,766,934

Income tax expense                                   616,352       754,317      (434,263)(m)           936,406
                                                ------------   -----------   -----------          ------------

Income from continuing operations               $    760,661   $ 2,140,169   $(1,070,303)         $  1,830,528
                                                ============   ===========   ===========          ============

Income per share from continuing operations:

      Basic                                                    $      0.29                  (5)   $       0.11
      Diluted                                                  $      0.28                  (5)   $       0.11

Weighted average number of shares:

      Basic                                                      7,441,444                  (5)     16,969,554
      Diluted                                                    7,518,069                  (5)     17,046,179

DARR WESTWOOD and EMTEC, INC.
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) FOR THE YEAR ENDED AUGUST 31, 2004

                                                       HISTORICAL
                                        ----------------------------------------
                                                      DARR WESTWOOD
                                        ----------------------------------------
                                            Period from          Period from
                                          April 17, 2004        Sept. 1, 2003
                                        to August 31, 2004    to April 16, 2004                    Pro Forma          Pro Forma
                                        (Successor period)  (Predecessor period)      EMTEC     Adjustments(2)        Combined
--------------------------------------------------------------------------------------------------------------------------------
Net revenues                                $41,641,604          $88,229,719      $103,617,323                      $233,488,646

Cost of revenues                             37,617,860           79,596,368        88,352,149                       205,566,377
                                            -----------          -----------      ------------  -----------         ------------

Gross profit                                  4,023,744            8,633,351        15,265,174           --           27,922,269
                                            -----------          -----------      ------------  -----------         ------------

Operating Expenses:

   Selling, general and administrative        3,619,158            7,498,864        12,579,856      810,000 (k)       25,309,798
                                                                                                    285,000 (l)
                                                                                                    (41,624)(b)
                                                                                                    558,544 (c)

   Interest expense                             184,665               72,819           253,301       80,000    (3)       813,077
                                                                                                    222,292    (4)
                                            -----------          -----------      ------------  -----------         ------------

Total operating expenses                      3,803,823            7,571,683        12,833,157    1,914,212           26,122,875
                                            -----------          -----------      ------------  -----------         ------------

Other income:
   Forgiveness of debt                                               405,652(1)                                          405,652
                                                                 -----------                                        ------------
   Interest income                               25,783               65,962                                              91,745
                                            -----------          -----------                                        ------------

Income from continuing operations
   before income taxes                          245,704            1,533,282         2,432,017   (1,914,212)           2,296,791

Income tax expense                              123,423              647,445           811,072     (542,267)(m)        1,039,673
                                            -----------          -----------      ------------  -----------         ------------

Income from continuing operations           $   122,281          $   885,837      $  1,620,945  $(1,371,945)        $  1,257,118
                                            ===========          ===========      ============  ===========         ============

Income per share from continuing
   operations:

      Basic                                                                       $       0.22                 (5)  $       0.07
      Diluted                                                                     $       0.22                 (5)  $       0.07

Weighted average number of shares:

      Basic                                                                          7,380,498                 (5)    16,908,608
      Diluted                                                                        7,515,902                 (5)    17,044,012

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined consolidated financial statements provide for the deemed purchase for financial reporting purposes of Emtec by Darr Westwood valued based upon (a) the estimated fair value of 7,676,024 shares of Emtec stock outstanding at August 5, 2005 (pre-merger); (b) the estimated fair value of 120,543 Emtec stock options outstanding at August 5, 2005 (pre-merger); (c) the estimated fair value of the obligation to purchase shares in the tender offer and (d) estimated direct transaction costs incurred by Darr Westwood.

Estimated fair value of Emtec common stock outstanding @ 8/5/05      $19,266,820
Estimated fair value of Emtec options outstanding @ 8/5/05               172,612
Estimated fair value of tender offer obligation                          315,104
Estimated direct transaction costs- Darr Westwood                        751,834
                                                                     -----------

Estimated Purchase Price of Emtec                                    $20,506,370
                                                                     -----------

The Company based the purchase price upon an estimated fair value per share of Emtec common stock of $2.51, which was the average quoted market price from two days before and until two days after the announcement of the transaction.

Under the purchase method of accounting, the total estimated purchase price is as shown in the table above is preliminarily allocated to Emtec's net tangible and intangible assets based on their estimated fair values as of August 5, 2005 as follows:

Accounts and other receivables                                     $ 16,902,548
Inventory                                                             2,155,339
Prepaid expenses & other assets                                         410,911
Restricted Cash                                                         300,000
Property & equipment                                                    210,770
Customer relationships                                                8,378,166
Goodwill                                                              6,092,481
Deferred tax assets                                                     627,904
Line of credit                                                          (58,752)
Accts payable & accrued liabilities                                 (11,426,017)
Customer deposits                                                    (1,312,607)
Income taxes payable                                                   (644,874)
Deferred revenue                                                       (814,395)
Tender offer obligation                                                (315,104)
                                                                   ------------

                                                                   $ 20,506,370
                                                                   ------------

The Company has not completed the analysis and action plan for severance or relocation costs related to Emtec employees, and for the cost of vacating a facility leased by Emtec. Upon future completion of our plan, we shall adjust the purchase price allocation to record any exit cost liabilities that result from our plan.

The estimated purchase price has been allocated in the unaudited pro forma condensed combined consolidated balance sheet based upon the estimated fair values of Emtec's assets and liabilities as of the pro forma balance sheet date.

The 9,528,110 shares of common stock and warrants to purchase an additional 10% of Emtec's common stock, measured on a post exercise basis are recorded as a recapitalization of the capital structure of Darr Westwood as of August 5, 2005.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Emtec's net tangible and intangible assets to estimates of their fair values, to reflect the amortization expense related to the estimated amortizable customer relationships intangible asset, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Emtec and Darr Westwood filed consolidated income tax returns during the periods presented.

The registrant has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a) Adjustments to reflect the difference between the estimate of fair value and the historical amount of Emtec's receivables and prepaid expenses.

(b) Adjustments to reflect the difference between the estimate of fair value and the historical amount of Emtec's property, plant and equipment and the resulting adjustment to depreciation expense.

(c) Adjustments to reflect the estimate of the fair value of amortizable customer relationships and the resulting increase in amortization expense, based upon an estimated 15-year life.

(d) Adjustments to reflect the difference in goodwill attributable to the acquisition of Emtec by Darr and the historical amount of Emtec's goodwill subject to annual impairment tests.

(e) Adjustments to reflect the estimated direct merger transaction costs of Darr Westwood.

(f) Adjustments to reflect the difference between the estimate of fair value and the historical amount of Emtec's accrued liabilities.

(g) Adjustments to reflect the difference between the estimate of fair value and the historical amount of Emtec's deferred revenue.

(h) Adjustments to deferred income tax assets and income taxes payable to reflect the effect of the accounting for the purchase of the net assets of Emtec.

(i) Adjustment to eliminate the historical stockholders' equity of Emtec.

(j) Adjustment to the pro forma balance sheet to reflect a liability for the direct transaction expenses of Emtec, the acquired company for accounting purposes. These expenses are nonrecurring and therefore are not reflected in the pro forma statement of operations.

(k) Adjustment to reflect additional compensation expense to Darr Westwood executive management personnel effective August 5, 2005. These costs in the aggregate, including staff, result in additional compensation cost including payroll taxes and employee benefits of approximately $810,000 annually.

(l) Adjustment to reflect additional bonus compensation to Emtec executive management based upon terms of new employment agreements effective August 5, 2005.

(m) Adjustment to reflect the income tax effect of the pro forma adjustments to the statement of operations.

3. Redemption of Darr Westwood Preferred Stock

Pursuant to the August 5, 2005 merger agreement, Darr Westwood issued notes payable with a face value of $ 1,102,794 at an 8% annual rate in full redemption of its outstanding $1 million of preferred stock previously issued by Darr Westwood at April 16, 2004 and in payment of $102,794 of dividends payable at the merger date. The unaudited pro forma condensed combined financial statements have been adjusted to give effect to this transaction as of May 31, 2005 and for the periods presented in the pro forma statements of operations as if the transaction occurred on the first day of each period. A pro forma adjustment is included to reflect the payment of the $80,000 amount of dividends payable on preferred stock at May 31, 2005. The payment was satisfied by increasing the long term debt by $80,000. A pro forma adjustment is presented to reflect additional interest expense of $60,000 for the nine months ended May 31, 2005 and $80,000 for the year ended August 31, 2004.

4. Tender Offer

Pursuant to the August 5, 2005 merger agreement, the registrant issued a tender offer to the pre-merger shareholders of Emtec at August 5, 2005 to redeem $5.5 million of outstanding Emtec common stock at a $1.92 per share price. The unaudited pro forma condensed combined consolidated balance sheet has been adjusted to reflect a $315,104 liability for the estimated fair value of the obligation to purchase shares tendered by stockholders during a 60-day period post-August 5, 2005. The estimated fair value of this liability is the estimated fair value of the 60-day put warrant that was, in substance, granted to Emtec shareholders upon issuance of the tender offer.

The Company borrowed $5.5 million from its line of credit after closing the merger transaction and deposited these funds into a restricted cash account which was ultimately utilized to acquire treasury stock. A pro forma adjustment to reflect additional interest expense is presented in the pro forma condensed combined consolidated statement of operations for the year ended August 31, 2004 and for the nine months ended May 31, 2005 as if the $5.5 million borrowing occurred at the beginning of each period.

5. Earnings Per Share

Pro forma earnings per share has been adjusted in the pro forma condensed combined consolidated statement of operations for the year ended August 31, 2004 and for the nine months ended May 31, 2005 as if the 9,528,110 shares of Company stock issued in the merger were issued on the first day of each period presented.

Stock warrants were issued at August 5, 2005 to Darr Westwood shareholders that evidence the obligation of the Company to issue a variable number of shares, in the aggregate, equal to 10% of the total issued and outstanding shares of the Company's stock, measured on a post exercise basis, at any date during the 5 year term of the warrants ending August 5, 2010. The aggregate exercise price of these warrants is fixed at $3,645,752. The exercise price per warrant will vary based upon the number of shares issuable under the warrants. The aggregate number of shares issuable under these warrants totaled 1,911,570 with an initial exercise price per share of $1.91 at August 5, 2005. These warrants had no effect on pro forma earnings per share for the periods presented due to the fact that the warrants would have been anti-dilutive to these prior periods.